SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 23, 1998
                                                        -------------------


                        SOUTH BRANCH VALLEY BANCORP, INC.
             (Exact name of registrant as specified in its charter)



  West Virginia                       0-16587                    55-0672148
  ------------------------------------------------------------------------------
  (State or Other                   (Commission                 (I.R.S. Employer
      Jurisdiction)                  File Number)                Identification)




                  310 North Main Street, Moorefield, WV, 26836
              ----------------------------------------------------
              (Address of principal executive offices) (Zip Code)





                                 (304) 538-2353
                                ----------------
              (Registrant's telephone number, including area code)




                                 Not Applicable
                               -----------------
      (Former name, address, and fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS

On December 31, 1998, South Branch Valley Bancorp, Inc., a West Virginia corporation (the "Registrant"), issued the following press release:

           SOUTH BRANCH VALLEY BANCORP, INC. ANNOUNCES ACQUISITION OF
               THREE GREENBRIER COUNTY, WEST VIRGINIA BRANCH BANKS

On December 23, 1998, Capital State Bank, Inc., a subsidiary of South Branch Valley Bancorp, Inc. of Moorefield, West Virginia, entered into an agreement to purchase three branch banking facilities located in Greenbrier County, West Virginia. The purchase includes a branch of Greenbrier Valley National Bank located in Rainelle and two First State Bank & Trust branches located in Rainelle and Rupert. Greenbrier Valley National Bank is a subsidiary of Horizon Bancorp, Inc., and First State Bank & Trust is a subsidiary of City Holding Company. The acquisition stems from the divestiture of branches required by Federal regulators to avoid a market concentration in loans and deposits in the western Greenbrier County area that would have resulted from City Holding's and Horizon's pending merger. The transaction is expected to be completed in April 1999, subject to approval by the appropriate regulatory authorities, and will include the facilities and associated loan and deposit accounts. The offices will be operated as branches of Capital State Bank, Inc. Total deposits of the branches approximate $46.5 million and total loans approximate $11 million. Under the terms of the purchase agreement, Capital State will assume the deposits and acquire the loans of the branch offices. The total consideration to be paid is anticipated to be approximately $3.4 million and will be finally determined at closing based upon the total deposits assumed plus the seller's net book value of the branch offices and equipment. South Branch will offer positions to all Greenbrier Valley National Bank and First State Bank & Trust employees in the affected branches following completion of the sale.

H. Charles Maddy, III, President & CEO of South Branch and a native of Rainelle stated, "The purchase of these branches represent an outstanding opportunity for South Branch to continue to expand its presence in and commitment to new West Virginia markets. We look forward to building a strong partnership with new customers and new communities through exceptional personal service, sound financial solutions and banking convenience."

South Branch Valley Bancorp, Inc. is a bank holding company with total assets of $193 million. South Branch operates five banking locations through its two wholly owned subsidiary banks, South Branch Valley National Bank headquartered in Moorefield, West Virginia and Capital State Bank, Inc. headquartered in Charleston, West Virginia. In addition, the Company is presently organizing the Shenandoah Valley National Bank, a proposed bank and subsidiary of South Branch which is expected to open in Winchester, Virginia during first quarter 1999 following receipt of regulatory approvals.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               SOUTH BRANCH VALLEY BANCORP, INC.


Date   December  31, 1998                      By /s/ Robert S. Tissue
     ------------------------                  ---------------------------------
                                               Robert S. Tissue
                                               Chief Financial Officer